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               SMITH-GARDNER & ASSOCIATES, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                        EARNINGS PER SHARE COMPUTATIONS

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

                                                                 Three Months Ended
                                                                      March 31,
                                                                ----------------------
                                                                 1999            1998
                                                                -------         ------
BASIC NET INCOME (LOSS):
Weighted average common shares outstanding                        9,827          5,263
                                                                =======         ======
Net income (loss)                                               $ 1,031         $ (346)
                                                                =======         ======
Basic net income (loss) per share                               $   .10         $ (.07)
                                                                =======         ======

DILUTED NET INCOME (LOSS):
Weighted average common shares outstanding                        9,827          5,263
Common stock equivalents                                          1,305             --
                                                                =======         ======
Equivalent Shares                                                11,132          5,263
                                                                =======         ======
Net income (loss)                                               $ 1,031         $ (346)
                                                                =======         ======

Diluted net income (loss) per share                             $   .09         $ (.07)
                                                                =======         ======

PRO FORMA DATA:
Weighted average common shares outstanding                                       5,263
                                                                                ======
Pro forma net loss                                                              $ (131)
                                                                                ======

Pro forma basic and diluted net loss per share                                  $ (.02)
                                                                                ======

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